UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 28, 2018
Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 100 Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 28, 2018, John Leonard, M.D. and James Niedel, M.D., Ph.D. each notified Chimerix, Inc. (the “Company”) of his decision not to stand for re-election as a member of the Company’s Board of Directors (the “Board”) when his term as a Class II director expires at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). Additionally, on March 28, 2018, Ernest Mario, Ph.D. notified the Company of his resignation as a member and Chairman of the Board, effective as of the date of the 2018 Annual Meeting.

(d)    On March 28, 2018, the Board appointed Robert J. Meyer, M.D., Edward F. Greissing Jr. and Fred A. Middleton (collectively, the “Director Appointees”), to serve as a Class I, Class II and Class III director of the Company, respectively, effective immediately.
Additionally, on March 28, 2018, the Board took the following actions, effective as of the 2018 Annual Meeting:

•	appointed Martha J. Demski as Chair of the Board, to succeed Dr. Mario in that role;

•	reconstituted the Audit Committee of the Board to consist of Mr. Middleton (Chair), Catherine Gilliss, Ph.D., RN, FAAN, and Ronald C. Renaud, Jr.;

•	reconstituted the Compensation Committee of the Board to consist of Patrick Machado (Chair), James M. Daly, and Dr. Meyer; and

•	reconstituted the Nominating and Corporate Governance Committee of the Board to consist of Mr. Greissing (Chair) and Dr. Gilliss.
In accordance with the Company’s non-employee director compensation policy, upon their appointment as directors, each Director Appointee was granted a nonqualified stock option to purchase 42,000 shares of the Company’s common stock at an exercise price equal to $5.25 per share, the closing price of the Company’s common stock on the date of grant, and which will vest and become exercisable over a four year period following the date of grant. Additionally, each Director Appointee will be entitled to receive a $35,000 annual retainer for their service as a director. At each annual stockholder meeting following which any Director Appointee’s term as a director continues, such Director Appointee will be entitled to receive a nonqualified stock option to purchase 21,000 shares of the Company’s common stock, which will vest and become exercisable over a one year period following the date of grant. Each Director Appointee will also enter into the Company’s standard form of indemnification agreement. The Company is not aware of any transaction involving any Director Appointee requiring disclosure under Item 404(a) of Regulation S-K.
Additional information about each Director Appointee can be found in the press release issued by the Company on March 29, 2018, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Chimerix, Inc. dated March 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: March 30, 2018
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and Corporate Secretary